[EXHIBIT 4d TO COLONIAL GAS COMPANY
         FORM 10-K FOR YEAR ENDED DECEMBER 31, 1995]


      THIS AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE, dated as of August 1, 1995 (hereinafter referred to as this "Amendment" or this "Instrument"), made and entered into by and between Colonial Gas Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 40 Market Street, Lowell, Massachusetts (hereinafter referred to as the "Company"), and The First National Bank of Boston, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 100 Federal Street, Boston, Massachusetts, as successor Trustee (hereinafter referred to, together with its successors hereunder, as the "Trustee") under the Second Amended and restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First Supplemental Indenture dated as of June 15, 1992 and the Second Supplemental Indenture (the "Second Supplement") dated as of August 1, 1995 (as amended and so supplemented, the "Indenture").

      WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Second Supplement, to issue up to $75,000,000 in aggregate principal amount of First Mortgage Bonds designated Secured Medium Term Notes, Series A (herein referred to as the "Series A Notes") under the Indenture, which Series A Notes are to be further designated and described, as to dates, maturities, interest rates, sinking funds, denominations and redemption and call provisions, in such Series A Notes which the Company may issue from time to time, each in the form hereinafter set forth (and the Trustee hereby confirms its approval, previously given prior to the certification of any of said additional Series A Notes, of the form and designation thereof so specified); and

      WHEREAS,  the  Company  desires  to  amend  the  Second
Supplemental to confirm its ability to fix interest payment dates as it may determine;

      NOW, THEREFORE, THIS INSTRUMENT (BEING THE AMENDMENT TO SECOND SUPPLEMENT TO THE INDENTURE) WITNESSETH that, in consideration of the premises, and of the acceptance and purchase of the Series A Notes by the holders thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt of which is hereby acknowledged, and in confirmation of and supplementing and amending the Indenture and in performance of and compliance with the provisions thereof, the Company and the Trustee agree as follows:

                          ARTICLE I

                       Series A Notes

      Section 1.01.  Amendment of the Second Supplement.  The
Second Supplement is hereby amended as follows:

      (a)   The  first paragraph of the Form of the Series  A
Note  in  the last recital is amended by deleting  the  words
"February 15 and August 15" and replacing them with "April 14
& October 14."

      (b) The first paragraph of Section 1.01 is hereby amended by adding the phrase, "or such other dates as set forth in the form of such Notes," after the phrase "February
15 and August 15 in each year."

     IN WITNESS WHEREOF, Colonial Gas Company has caused this Amendment to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, and The First National Bank of Boston has caused this Amendment to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, all as of the day and year first above written but actually on the 12th day of October, 1995.

                              COLONIAL GAS COMPANY

[SEAL]                        By   Dennis W. Carroll
                                   Vice President

                              BY   Dennis W. Carroll
                                   Treasurer

Attest:

    Timothy A. Clark
    Assistant Clerk

                              THE FIRST NATIONAL BANK OF
                              BOSTON, as Trustee

[SEAL]                        By      Terence A. McGiunnis
                                      Authorized Officer


Attest:

      Michael R. Garfield
      Assistant Secretary


Commonwealth of Massachusetts )
                              )  ss.:
County of Middlesex           )


      On this 12th day of October, 1995 before me personally appeared Dennis W. Carroll and Timothy A. Clark, to me personally known, who, being by me duly sworn, did say that they are the Vice President and Treasurer and the Assistant Clerk, respectively, of Colonial Gas Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors; and the said Dennis W. Carroll and Timothy A. Clark, acknowledged said instrument to be the free act and deed of said corporation.

                                                  [Seal]


                                   June T. Abreu
                                   Notary Public
                                   My  Commission  Expires:
                                        2/19/99


Commonwealth of Massachusetts )
                              )  ss.:
County of Middlesex           )


      On  this 23rd day of October, 1995 before me personally
appeared Terence A. McGiunnis, to me personally known, who, being by me duly sworn, did say that he is an Authorized Officer of
The  First National Bank of Boston, that the seal affixed  to the  foregoing instrument is the corporate seal of said bank, and  that  said instrument was signed and sealed  by  him  on behalf  of said bank, by authority of its Board of Directors;
and   the   said  Terence  A.  McGiunnis  acknowledged   said
instrument to be the free act and deed of said company, as trustee.

                                              [Seal]

                                   Michael R. Garfield
                                   Notary Public
                                   My   Commission   Expires:
                                    January 31, 1997


                    COLONIAL GAS COMPANY
         Amendment to Second Supplemental Indenture
            Dated as of August 1, 1995 to Second
        Amended and Restated First Mortgage Indenture


     The above Amendment to Second Supplemental Indenture was filed for recordation in Massachusetts as follows:


Location                 Date        Reference

Secretary of the         10/26/95    Document Nos.
Commonwealth                         374252 and 347251

Barnstable County        10/27/95    Instrument No.54662
                                     Book 9903 Page 289

Barnstable County, Land  10/27/95    Document No. 650917
Registration                         Certificates of Title
Division			     Nos. 46050 (131302)
                                     59716 (178392), and
                                     84810 (278220)

Middlesex County,        10/30/95    Instrument No.49470
North Division                       Book ______, Page______

Middlesex County,        10/26/95    Instrument No. 699
South Division                       Book ______, Page ______

Plymouth                 11/3/95     Instrument No.96562
                                     Book 13940, Page 16


              [EXHIBIT 4d TO COLONIAL GAS COMPANY
         FORM 10-K FOR YEAR ENDED DECEMBER 31, 1995]